Home Bancorp Completes Acquisition Of Louisiana Bancorp, Inc.

LAFAYETTE, La., Sept. 15, 2015 /PRNewswire/ -- Home Bancorp, Inc. (NASDAQ: HBCP) ("Home Bancorp"), the holding company of the 107-year-old Home Bank, N.A. (www.home24bank.com) announced the completion of its acquisition of Louisiana Bancorp, Inc. (NASDAQ: LABC) ("Louisiana Bancorp"), the holding company of the 106-year-old Bank of New Orleans ("BNO"). The combined company has total assets of approximately $1.5 billion, $1.2 billion in loans and $1.2 billion in deposits.

"Since announcing our merger plans in June, we have enjoyed welcoming BNO's customers and employees to the Home Bank family," said John W. Bordelon, President and Chief Executive Officer of Home Bancorp. "The combination of these two historic banks significantly enhances our ability to serve businesses and individuals across the Greater New Orleans region."

"On behalf of our Board of Directors, I'd like to thank our employees for their incredible commitment to building such a wonderful company over the years," said Lawrence J. LeBon, III, Chairman, President and Chief Executive Officer of Louisiana Bancorp. "We are pleased to have joined forces with the dedicated team at Home Bank. The merger is a win-win for our shareholders and customers. I know Home Bank will do a great job building upon and enhancing the customer relationships we have developed over the years."

Home Bank plans to convert the branch and operating systems of the former BNO locations to those of Home Bank in January 2016. Home Bancorp anticipates this transaction will be accretive to earnings per share in the first full year of combined operations and accretive to tangible book value per share within approximately 3.5 years of closing. Following the merger, Home Bank's capital position remains strong with leverage and total risk-based capital ratios above 8.6% and 12.7%, respectively. No additional capital was needed to complete the transaction.

Shareholders of Louisiana Bancorp will receive $24.25 per share in cash, resulting in an aggregate deal value of $74.5 million.

This news release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements do not relate strictly to historical or current facts. Forward-looking statements reflect management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Forward-looking statements regarding the transaction are based upon currently available information.

Actual results could differ materially from those indicated in forward-looking statements. Among other factors, actual results may differ from those described in forward-looking statements due to: the possibility that the anticipated benefits from the transaction are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest rates, laws and regulations and their enforcement, and the degree of competition in our markets; the ability to promptly and effectively integrate the businesses of the companies; the reaction of the companies' customers to the transaction; diversion of management time on merger-related issues; changes in asset quality and credit risk; the inability to sustain revenue and earnings; and competitive conditions.

Home Bancorp's Annual Reports on Form 10-K and other reports describe some additional factors which could cause actual conditions, events or results to differ significantly from those described in forward-looking statements.

Forward-looking statements speak only as of the date they are made. Copies of the Home Bancorp's reports are available in the Investor Relations section of its website, www.home24bank.com. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

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CONTACT: John W. Bordelon, President and CEO (337) 237-1960